QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83629) of US SEARCH.com, Inc. of our report dated February 2, 2001 except for the subsequent events described in Note 12 to the financial statements, as to which the dates are February 28, 2001 and March 30, 2001, relating to the financial statements which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
March 30, 2001

QuickLinks

Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTS